Exhibit 8
                             JOINT FILING AGREEMENT

           In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, NIS 1.00 par value per share, of Tower Semiconductor Ltd., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, hereby execute this Agreement this 9th day of January, 2003.




ISRAEL CORPORATION LTD.


By:        /s/ Noga Yatziv
           ------------------------
   Name:   Adv. Noga Yatziv
   Title:  Company Secretary



ISRAEL CORPORATION TECHNOLOGIES (ICTECH) LTD.


By:        /s/ Noga Yatziv
           ------------------------
   Name:   Adv. Noga Yatziv
   Title:  Company Secretary



MILLENIUM INVESTMENTS ELAD LTD.


By:        /s/ Abraham Levy
           ------------------------
   Name:   Abraham Levy
   Title:  Chief Financial Officer



OFER BROTHERS PROPERTIES (1957) LTD.


By:         /s/ Abraham Levy
            -----------------------
   Name:   Abraham Levy
   Title:  Chief Executive Officer





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
MASHAT INVESTMENTS LTD.


By:        /s/ Abraham Anaby
           ------------------------
   Name:   Abraham Anaby
   Title:  Director



OFER (SHIPS HOLDINGS) LTD.


By:        /s/ Abraham Levy
           ---------------------
   Name:   Abraham Levy
   Title:  Chief Financial Officer



L.Y.N. (HOLDINGS) LTD.


By:        /s/ Abraham Anaby
           ----------------------
   Name:   Abraham Anaby
   Title:  Director



ORO INVESTMENTS LTD.


By:        /s/ Liora Ofer
           ---------------------
   Name:   Liora Ofer
   Title:  Director






                                       45